EXHIBIT 21.1  SUBSIDIARIES OF THE REGISTRANT




                                                                       Jurisdiction of
                                                                        incorporation             % of Voting
              NAME OF CORPORATION                                      or organization          Securities Held

Kronos, Inc.                                                           Delaware                       100
  Kronos (US) Inc.                                                     Delaware                       100
  Kronos International, Inc.                                           Delaware                       100
    NL Industries (Deutschland) GmbH                                   Germany                        100
      Kronos Titan-GmbH                                                Germany                        100
        Unterstutzungskasse Titan GmbH                                 Germany                        100
    Kronos Chemie-GmbH                                                 Germany                        100
    Kronos Europe S.A./N.V.                                            Belgium                        100
      Kronos World Services S.A./N.V.                                  Belgium                        100
      Kronos B.V.                                                      Holland                        100
    Kronos Canada, Inc.                                                Canada                         100
    2927527 Canada Inc.                                                Canada                         100
    2969157 Canada Inc.                                                Canada                         100
    Societe Industrielle Du Titane, S.A.                               France                          93
    Kronos Norge A/S                                                   Norway                         100
      Kronos Titan A/S                                                 Norway                         100
      Titania A/S                                                      Norway                         100
        The Jossingfjord Manufacturing
         Company A/S                                                   Norway                         100
    Kronos Limited                                                     United Kingdom                 100
  Kronos Louisiana, Inc.                                               Delaware                       100
    Louisiana Pigment Company, L.P.                                    Delaware                        50*
Rheox, Inc.                                                            Delaware                       100
  Rheox International, Inc.                                            Delaware                       100
    Bentone Sud, S.A.                                                  France                          86
    Rheox GmbH                                                         Germany                        100
      Bentone-Chemie GmbH                                              Germany                         70
    Rheox Limited                                                      United Kingdom                 100
      Abbey Chemicals Limited                                          United Kingdom                  70
    Rheox Europe S.A./N.V.                                             Belgium                        100
  Enenco, Inc.                                                         New York                        50*



* Unconsolidated joint venture accounted for by the equity method.

EXHIBIT 21.1  SUBSIDIARIES OF THE REGISTRANT  (Continued)





                                                                       Jurisdiction of
                                                                        incorporation             % of Voting
              NAME OF CORPORATION                                      or organization          Securities Held

Other:
  National Lead Company                                                New Jersey                     100
  NL Industries (USA), Inc.                                            Texas                          100
  NLO, Inc.                                                            Ohio                           100
  Salem Lead Company                                                   Massachusetts                  100
  Sayre & Fisher Land Company                                          New Jersey                     100
  153506 Canada Inc.                                                   Canada                         100
  The 1230 Corporation                                                 California                     100
  Titanium Pigment Corporation                                         New Jersey                     100
  United Lead Company                                                  New Jersey                     100